Exhibit 10.203

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of November 17, 2008, among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the “Borrower”), various financial institutions as are party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders, the Administrative Agent and The Bank of Nova Scotia, as syndication agent, are parties to that certain Credit Agreement, dated as of June 15, 2007, as amended by that certain First Amendment to Credit Agreement dated as of July 9, 2008 and that certain Second Amendment to Credit Agreement dated as of September 29, 2008 (as so amended, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to make certain modifications to the Credit Agreement as set forth herein;

NOW, THEREFORE, it is agreed:

I. Amendments to Credit Agreement.

1.Section 1.1 of the Credit Agreement is hereby amended by replacing the existing definitions of “Letter of Credit Commitment Amount,” “Leverage Ratio” and “Revolving Loan Commitment Amount” contained therein with the following new definitions, and by adding the following definitions of “Canadian Securitization Letters of Credit,” “Lender Default,” “Maximum Canadian Securitization Letter of Credit Amount,” “Maximum Enhancement Letter of Credit Amount,” “Third Amendment” and “Third Amendment Effective Date” in their appropriate alphabetical order:

“Canadian Securitization Letters of Credit” is defined in Section 4.1(a)(ii)(D).

“Lender Default” shall mean, with respect to any RL Lender at any time, that such RL Lender is at such time a Defaulting Lender.

“Letter of Credit Commitment Amount” means, on any date, $340,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.3.

“Leverage Ratio” means, at any time, the ratio of:

(a)	Corporate Debt at such time;

to

(b)     Corporate EBITDA for the four consecutive Fiscal Quarters ending on the last day of the Fiscal Quarter most recently completed prior to or at such time; provided, however, that, for purposes of determining Corporate EBITDA solely for purposes of determining compliance with Section 8.2.4 at any time during the period from and including September 30, 2008 to and including February 28, 2009 (and not for any other purpose), the “Fiscal Quarter most recently completed prior to or at such time” shall be deemed to be the Fiscal Quarter ending on June 30, 2008 (notwithstanding that a more recent Fiscal Quarter may in fact have been completed and without regard to any financial or other information then available with respect to such more recent Fiscal Quarter).

“Maximum Canadian Securitization Letter of Credit Amount” means $49,300,000.

“Maximum Enhancement Letter of Credit Amount” means, from and after the date on which the Stated Amount of the Enhancement Letter of Credit referred to in Section II(5)(vi) of the Third Amendment has been reduced to the amount stated therein, $198,700,000.

“Revolving Loan Commitment Amount” means, on any date, $340,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

“Third Amendment” means the Third Amendment, dated as of November 17, 2008, to this Agreement.

“Third Amendment Effective Date” means the “Third Amendment Effective Date”, as defined in the Third Amendment.

2.       The following clauses (C) and (D) are added to clause (ii) of subsection (a) of Section 4.1 of the Credit Agreement after clause (B) thereof (and the word “and” is deleted from the end of such clause (B) and the word “or” is substituted therefor):

(C) in the case of an Enhancement Letter of Credit, an amount that would result in all Letter of Credit Outstandings with respect to Enhancement Letters of Credit (giving effect to any issuance, increase, decrease or extension then requested with respect to any Enhancement Letters of Credit) exceeding the Maximum Enhancement Letter of Credit Amount; or

(D) in the case of any Letter of Credit that is issued to BNY Trust Company of Canada in its capacity as trustee of CARE TRUST (or to any successor as such trustee) or as an enhancement of, or as credit support for, any other Canadian securitization or other Canadian vehicle financing program or transaction (regardless of how, if at all, such Letter of Credit is or was initially defined or characterized for the purposes of this Credit Agreement) (all of the foregoing Letters of Credit referred to above in this clause (D) being referred to herein as “Canadian Securitization Letters of Credit”), an amount that would result in all Letter of Credit Outstandings with respect to Canadian Securitization Letters of Credit (giving effect to any issuance, increase, decrease or extension then requested with respect to any Canadian Securitization Letters of Credit) exceeding the Maximum Canadian Securitization Letter of Credit Amount; and

3.         Subsection (m) of Section 8.1.1 of the Credit Agreement is hereby redesignated as being subsection (n) thereof, subsection (l) of Section 8.1.1 of the Credit Agreement is hereby redesignated as being subsection (m) thereof, and the following subsection (l) is added to Section 8.1.1 of the Credit Agreement after subsection (k) thereof:

(l)        solely during the period from and including the Third Amendment Effective Date to and including February 28, 2009, as soon as available and, other than with respect to the months of December and January, in any event within 20 days after the end of each calendar month, (i) an unaudited consolidating balance sheet of the Borrower and its direct Subsidiaries, in each case as of the end of such calendar month, (ii) unaudited consolidating statements of operations and cash flow of the Borrower and its direct Subsidiaries, in each case for such calendar month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar month, (iii) an unaudited consolidated balance sheet for the Borrower and its Subsidiaries, in each case as of the end of such calendar month (which may be contained within the information provided under clause (i) above), (iv) unaudited consolidated statements of operations and cash flow of the Borrower and its Subsidiaries, in each case for such calendar month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar month (which in each case may be contained within the information provided under clause (ii) above), and (v) a vehicle fleet financing report substantially in the form of Exhibit O attached hereto; and

4.         Section 8.1.5 of the Credit Agreement is hereby amended by the insertion of the following text at the end of the last sentence thereof:

“and any fees and expenses of any representatives of the Administrative Agent or any Lender referred to in the preceding sentence in connection with the foregoing incurred with the approval of the Borrower”

5.         Schedule 1(A) of the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Schedule 1(A) attached hereto.

6.         Exhibit O attached to this Third Amendment is hereby added to the Credit Agreement as Exhibit O thereto.

7.         Notwithstanding anything to the contrary contained in the Credit Agreement, for the period from and including September 22, 2008 through and including February 28, 2009 (the “Amendment Period”), neither the Borrower nor any of its Subsidiaries may (i) make any Investments pursuant to Section 8.2.5(c) of the Credit Agreement in connection with entering into any Permitted Business Acquisition or pursuant to Section 8.2.5(k) of the Credit Agreement (other than, in the case of clause (k), such Investments in the ordinary course of business and otherwise within the parameters set forth in such clause (k)), (ii) make any Distributions pursuant to (x) subclause (iv) of the proviso to Section 8.2.6(a) of the Credit Agreement or (y) Section 8.2.6(b) of the Credit Agreement, (iii) make any Capital Expenditures pursuant to Section 8.2.7(c) of the Credit Agreement or (iv) enter into any Permitted Business Acquisitions or Excepted Acquisitions pursuant to Section 8.2.9(b) of the Credit Agreement (it being understood that all such activities may be made after the Amendment Period to the extent otherwise permitted by the Credit Agreement at such time).

8.         Notwithstanding anything to the contrary contained in the Credit Agreement, during the Amendment Period, the Borrower will not be permitted to incur any additional Loans pursuant to Article II of the Credit Agreement (it being understood that additional Loans may be incurred pursuant to Article II of the Credit Agreement after the Amendment Period to the extent otherwise permitted by the Credit Agreement at such time and that the foregoing restriction shall have no effect on the making of other Credit Extensions during the Amendment Period, which may be effected in accordance with the Credit Agreement at any time in accordance with the provisions thereof as amended hereby).

9.         Notwithstanding anything to the contrary contained in the Credit Agreement, during the Amendment Period (and only during the Amendment Period), the Borrower shall maintain at least $60,000,000 in the aggregate of Unrestricted Cash and Cash Equivalent Investments in one or more separate deposit and/or securities accounts of the Borrower at DBTCA (collectively, the “Amendment Period Account”); provided that any or all amounts maintained in the Amendment Period Account may be disbursed at any time or from time to time by the Borrower during the Amendment Period for the prepayment of outstanding Loans and/or the payment of unpaid Reimbursement Obligations. The Borrower shall provide prompt written notice to the Agent of any disbursement from the Amendment Period Account during the Amendment Period that results in a reduction of the aggregate amount maintained therein to any amount that is less than $60,000,000 (or such lesser minimum amount then required to be maintained therein as a result of any prior disbursement permitted under the proviso to the preceding sentence). If the Administrative Agent (in such capacity or in its capacity as Collateral Agent) is viewed, for purposes of Section 8-106, 9-104 or 9-106 of the Uniform Commercial Code of any applicable state, to be acting under the Credit Agreement or under any Security Document with respect to the Amendment Period Account in a capacity other than depositary bank or securities intermediary, then, by its signature to this Agreement as Administrative Agent, DBTCA hereby agrees to follow instructions and entitlement orders from the Administrative Agent as to the disposition of funds in such deposit account and as to security entitlements, as the case may be, in each case without further consent of the Borrower or other applicable Obligor. DBTCA, in its capacity as Administrative Agent and Collateral Agent, acknowledges and agrees that DBTCA shall take no action with respect to the Amendment Period Account unless and until so entitled pursuant to Section 6.1 of the Security Agreement.

II. Miscellaneous Provisions.

1.         In order to induce the Lenders to enter into this Third Amendment, the Borrower hereby represents and warrants that:

(a)       no Default or Event of Default exists on the Third Amendment Effective Date (as defined below), immediately before and after giving effect to this Third Amendment; and

(b)       all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Third Amendment Effective Date immediately before and after giving effect to this Third Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. This Third Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document (it being understood that any Compliance Certificate or other certificate or document delivered pursuant to the Credit Agreement shall reflect the Leverage Ratio calculation solely for the purposes of Section 8.2.4 of the Credit Agreement as modified pursuant to this Third Amendment).

3. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) when:

(i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to:

Bingham McCutchen LLP

One State Street

Hartford, Connecticut

Attention: Peter Bruhn

Fax: (860) 240-2800

Email: peter.bruhn@bingham.com

(ii) the Borrower and all required lenders and other signatories thereto necessary for the effectiveness thereof shall have executed and delivered an amendment, replacing in each case the definition of “Leverage Ratio” contained therein with the definition of “Leverage Ratio” set forth in this Third Amendment, to each of:

(A)      that certain Second Amended and Restated Revolving Credit Agreement, dated as of September 28, 2007, among DTG Operations, Inc., an Oklahoma corporation, Dollar Thrifty Automotive Group, Inc., a Delaware corporation, the Lenders (as defined therein) and Bank of Oklahoma, N.A., as administrative agent; and

(B)      that certain Second Amended and Restated Financing Agreement – Daily Rental, dated as of September 14, 2007, between DTG Operations, Inc., an Oklahoma corporation and DaimlerChrysler Financial Services Americas LLC;

and each such amendment shall be, or shall become simultaneously with the effectiveness of this Third Amendment, in full force and effect;

(iii) the Administrative Agent shall have received the wire transfer of immediately available funds, for the ratable account of each Lender signatory hereto, a fee equal to 0.15% of the sum of (A) the aggregate outstanding principal amount of Term Loans plus (B) the aggregate amount of Revolving Loan Commitments of the Lenders, in each case as of the Third Amendment Effective Date and who have consented to this Third Amendment on or prior to the Third Amendment Effective Date;

(iv) the Borrower shall have paid to Bingham McCutchen LLP, special counsel to the Administrative Agent, by wire transfer of immediately available funds, all reasonable fees and expenses (as set out in a written summary invoice received by the Borrower at least one Business Day prior to the Third Amendment Effective Date) owed to Bingham McCutchen LLP as of the date of such invoice in connection with the Loan Documents, the Obligations and the administration thereof, including all fees and expenses incurred in connection with the preparation, negotiation and execution of this Third Amendment and the transactions contemplated to be effected in connection with such execution and with the satisfaction of the conditions to the occurrence of the Third Amendment Effective Date (it being understood that the Borrower agrees to pay such fees and expenses regardless of whether the Third Amendment Effective Date occurs);

(v) the Borrower shall have paid to the Administrative Agent, by wire transfer of immediately available funds, $10,000,000 for application as a prepayment of the Term Loans then outstanding as ABR Loans for the ratable account of each Term Lender (it being acknowledged and agreed that, upon the making of such payment, the Borrower shall be deemed to have complied with all of the provisions of Section 3.1 of the Credit Agreement with respect to such prepayment); and

(vi) the Borrower shall have provided to the Administrative Agent and the Issuer a Request for Reduction of Series 1998-1 Letter of Credit Amount substantially in the form of Exhibit D to the CP Enhancement Letter of Credit Application and Agreement dated as of June 15, 2007 among the Borrower, Dollar Thrifty Funding, RCFC, DTG Operations, Inc., and DBTCA, as the Series 1998-1 Letter of Credit Provider, and in accordance with Section 2.1 of such Agreement, and duly executed by the Borrower and Dollar Thrifty Funding, requesting that the Stated Amount of the Enhancement Letter of Credit issued for the benefit of the trustee under the Second Amended and Restated Series 1998-1 Supplement dated as of February 14, 2007 (as amended) be reduced to $131,650,000;

provided, however, that in the event any of the foregoing conditions to effectiveness set forth in this Section 5 shall not have been met on or prior to November 24, 2008, it is understood and agreed that this Third Amendment shall be of no force and effect whatsoever, and no party hereto shall have any right or obligation with respect to any other party whatsoever with respect to any agreement set forth herein (all such rights and obligations being governed exclusively by the Credit Agreement as in effect without regard to this Third Amendment).

6. From and after the Third Amendment Effective Date, all references in the Credit Agreement and in each of the other Loan Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified hereby on the Third Amendment Effective Date, pursuant to the terms of this Third Amendment.

* * *

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officer or officers to execute and deliver this Third Amendment as of the date first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By_________________________________

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent and a Lender

By__________________________________

Name:

Title:

By__________________________________

Name:

Title:

- Signature Page to Third Amendment -

SIGNATURE PAGE TO the Third amendment TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Lender: ____________________________

By:_____________________________
Name:
Title:

- Signature Page to Third Amendment -

SCHEDULE I(A)

COMMITMENTS

LENDER	REVOLVING LOAN COMMITMENT
Bank of America, N.A.	$42,742,857.14
Deutsche Bank Trust Company Americas	$29,142,857.14
The Bank of Nova Scotia	$29,142,857.14
Credit Suisse, Cayman Island Branch	$22,342,857.14
Bank of Oklahoma, N.A.	$19,428,571.43
JP Morgan Chase Bank, N.A.	$19,428,571.43
Morgan Stanley Bank	$16,514,285.71
Bank of Tokyo - Mitsubishi UFJ Trust Company	$15,542,857.14
BMO Capital Markets Financing, Inc.	$15,542,857.14
Wells Fargo Bank, N.A.	$15,542,857.14
Fortis Capital Corp.	$13,600,000.00
International Bank of Commerce	$13,600,000.00
Raymond James Bank, FSB	$11,657,142.86
Sumitomo Mitsui Banking Corporation	$11,657,142.86
Bayerische Hypo-und Vereinsbank, AG New York Branch	$10,685,714.29
MidFirst Bank	$10,685,714.29
Arvest Bank	$10,685,714.29
BNP Paribas	$8,742,857.14
Amegy Bank National Association	$8,742,857.14
National City Bank of Cleveland	$7,771,428.58
M&I Marshall & Ilsley Bank	$6,800,000.00

TOTAL	$340,000,000.00

Exhibit O

[form of vehicle fleet financing report]